UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 7, 2011
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2011, Hospira, Inc. (the “Company”) announced that the Company’s Board of Directors (“Board”) had elected F. Michael Ball as the Company’s Chief Executive Officer (“CEO”), effective March 28, 2011.  Mr. Ball was also elected to the Company’s Board as a Class I director, effective at the same time.  He will serve on the Board’s Science, Technology and Quality Committee. As previously disclosed in a Form 8-K dated August 20, 2010, Christopher B. Begley, the Company’s current Chairman and CEO, will retire from his CEO position, but will remain an employee of the Company as Executive Chairman of the Company’s Board.  Mr. Begley’s retirement as CEO will be effective March 28, 2011.

Mr. Ball (age 55) joins the Company after a 16-year career at Allergan, Inc., a multi-specialty healthcare company, where he held several senior leadership positions.  More recently, from February 2006 until joining the Company, Mr. Ball served as President of Allergan.  From October 2003 to February 2006, Mr. Ball served as Executive Vice President and President, Pharmaceuticals of Allergan.  Since 2000, Mr. Ball has served on the board of directors of STEC, Inc., a publicly-traded manufacturer and marketer of computer memory and hard drive storage solutions.

A copy of the letter from the Company to Mr. Ball related to his employment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The following description of the terms of the letter is qualified in its entirety by reference to the full text of the letter.

Mr. Ball will receive an annual base salary of $975,000, and will be eligible to receive an annual incentive award under the Company’s performance incentive plan, which for fiscal year 2011, will be a target award of 120% of his full year base salary. In addition, Mr. Ball will receive the following long-term incentive awards on March 31, 2011 (the last trading day of the quarter that includes his start date):

•                  A one-time special hiring incentive stock option award valued at $500,000;

•                  An initial normal annual long-term incentive award consisting of stock options valued at $1,950,000 and performance share units valued at $2,925,000;

•                  A restricted stock grant valued at $3,394,208 to compensate Mr. Ball for the loss of unvested options from his previous employer;

•                  A restricted stock grant valued at $710,000 to compensate Mr. Ball for the loss of unvested restricted stock from his previous employer; and

•                  A restricted stock grant valued at $1,929,621 to compensate Mr. Ball for the loss of retirement benefits from his previous employer.

All of the grants listed above are governed by the terms of the Company’s 2004 Long-Term Stock Incentive Plan, as amended, and the individual award agreements, except for the restricted stock awards, for which the claw-back provisions shall not apply. The stock option and restricted stock grants vest ratably over three years, but are subject to immediate vesting upon termination by the Company without “cause” or his resignation with “good reason” (as defined in the letter related to his employment, attached as Exhibit 10.1).

Mr. Ball will be eligible for severance benefits under the Company’s Corporate Officer Severance Plan, as amended (this plan has been filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).  The Corporate Officer Severance Plan will be amended with respect to Mr. Ball, only, to change the definition of termination for “cause” as outlined in Exhibit 10.1.  He will also be eligible for benefits following a change in control, in accordance with the change in control agreement (attached as enclosure 4 to Exhibit 10.1). This agreement will expire by its terms as of December 31, 2012. If the Company rescinds the employment offer before March 28, 2011 other than by reason of “cause” (as defined in Exhibit 10.1), then the Company has agreed to make a one-time cash payment to Mr. Ball within thirty days of such rescission in an amount equal to $6,033,829.

On March 7, 2011, the Company issued a press release announcing Mr. Ball’s appointment.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

An Exhibit Index has been filed as part of this Form 8-K, which index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: March 8, 2011	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Letter from the Company to F. Michael Ball related to his employment

99.1	Press Release, dated March 7, 2011